UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 – OTHER EVENTS

On March 4, 2005, Carleton’s board of directors approved a private placement offering of up to 8,000,000 shares of common stock at US$0.10 per share. The securities will not be registered under the Securities Act of 1933 (the “1933 Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. There are no arrangements in place for the completion of the financing and no assurance that it will close. The proceeds of the offering are proposed to be applied to the acquisition of interests in mineral properties and for general corporate purposes. Carleton has not targeted any prospective mineral property for acquisition and there is no assurance that Carleton will be able to complete an acquisition even if a mineral property is targeted. Further, Carleton will require additional funds in order to fund exploration activities if an acquisition is completed.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements Of Business Acquired

Not applicable

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

99.1	News Release dated March 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

/s/ Glenn Catchpole
DATE: March 4, 2005	By:
Glenn Catchpole
President and Chief Executive Officer

3.